UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2006 (November 24, 2006)

UAP HOLDING CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51035	11-3708834
(State of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

7251 W. 4th Street

Greeley, Colorado 80634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (970) 356-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As of November 24, 2006, UAP Holding Corp. (the “Company”) had repurchased in brokered market transactions all of the $1.945 million principal amount of maturity of its 10 3/4% Senior Discount Notes due 2012 (the “Notes”) that had remained outstanding following the completion on June 1, 2006 of the Company’s tender offer and consent solicitation. Accordingly, all of the Notes previously issued and authenticated under the Indenture dated as of January 26, 2004, as supplemented (the “Indenture”), between the Company and The Bank of New York (formerly JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”), have been delivered by the Company to the Trustee and canceled. In accordance with Section 11.01 of the Indenture, the Company satisfied and discharged the Indenture, which satisfaction and discharge was acknowledged by the Trustee on November 24, 2006. Upon such satisfaction and discharge, the Indenture ceased to be of further effect (except for certain rights of the Trustee).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAP HOLDING CORP. (Registrant)

November 28, 2006

	By:	/s/ TODD A. SUKO
Todd A. Suko Vice President, Secretary and General Counsel

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